UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 24, 2006 (March 21, 2006)

WELLSFORD REAL PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 838-3400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 21, 2006, Wellsford Real Properties, Inc. (the “Company”) entered into a letter agreement (the “Employment Agreement”) with James J. Burns, pursuant to which he is appointed Vice Chairman of the Company through December 31, 2008. As Vice Chairman of the Company, Mr. Burns will not be entitled to be a member of the Board of Directors of the Company. Previously, Mr. Burns was Senior Vice President and Chief Financial Officer of the Company since December 2000. The Employment Agreement supercedes the letter agreement between Mr. Burns and the Company dated as of July 1, 2001, as amended.

Pursuant to the Employment Agreement, Mr. Burns will devote approximately two days per week to the performance of his duties to the Company and will perform such services as are commensurate with his position as the Chairman of the Board and President of the Company shall designate from time to time. Mr. Burns will be entitled to an annual base salary of at least $125,000, as well as a minimum bonus of 50% of his then base salary for 2006, 2007 and 2008 (which will be prorated for partial years of service so long as Mr. Burns is not terminated for cause (as defined therein)). In addition, upon the earlier of December 31, 2008 and his termination without cause or as a result of his death or disability, Mr. Burns will be entitled to additional compensation in an aggregate amount equal to $75,000 for each full calendar year of service since January 1, 2006, up to an aggregate of $225,000 for service through December 31, 2008.

On March 21, 2006, the Company also entered into a letter agreement (the “Amendment to Employment Agreement”) with Mark P. Cantaluppi, amending his employment agreement dated May 18, 2005, pursuant to which he is appointed Chief Financial Officer of the Company and will remain Vice President of the Company. Previously, Mr. Cantaluppi was Vice President, Chief Accounting Officer and Director of Investor Relations of the Company since December 2000.

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment
of Principal Officers.

James J. Burns was appointed as the Vice Chairman of the Company on March 21, 2006. As Vice Chairman of the Company, Mr. Burns will not be entitled to be a member of the Board of Directors of the Company. In connection with such appointment, Mr. Burns relinquished his position as Senior Vice President and Chief Financial Officer of the Company, a position he held since December 2000. The material terms of the Employment Agreement between the Company and Mr. Burns are set forth in Item 1.01 above, and are incorporated herein by reference.

Concurrent with the appointment of Mr. Burns as Vice Chairman of the Company, Mark P. Cantaluppi was appointed as the Chief Financial Officer of the Company. Mr. Cantaluppi has been Vice President, Chief Accounting Officer and Director of Investor Relations of the Company since December 2000. He joined the Company in November 1999 as a Vice President, Controller and Director of Investor Relations. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. The material terms of the Amendment to Employment Agreement between the Company and Mr. Cantaluppi are set forth in Item 1.01 above, and are incorporated herein by reference.

A copy of the press release announcing the appointments of Mr. Burns and Mr. Cantaluppi is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2006, the Board of Directors of the Company amended the Amended and Restated Bylaws of the Company to change the date for the annual meeting of stockholders to the period between June 1 through June 30.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

3.4	Amendment to Amended and Restated Bylaws
10.1	Letter Agreement, dated as of March 21, 2006, between Wellsford Real Properties, Inc. and James J. Burns
10.2	Letter Agreement, dated as of March 21, 2006, between Wellsford Real Properties, Inc. and Mark P. Cantaluppi
99.1	Press Release dated March 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President and Chief Financial Officer

Date:	March 24, 2006

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